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                                  EXHIBIT 4.12

                           BEACHSIDE COMMONS I, INC.
                              2900 Atlantic Avenue
                        Fernandina Beach, Florida 32034

                                November 4, 1998


Joe Kelly
GCA Strategic Investment Fund, Ltd.
c/o Prime Management Limited
Mechanics Building
12 Church Street
Hamilton HM 11, Bermuda

         Re:    Promissory Note in the Principal Amount of $25,000 (the "Note")

Dear Mr. Kelly:

         In consideration for entering into the Note, Beachside Commons I, Inc. ("Beachside") hereby agrees to grant to GCA Strategic Investment Fund Limited ("GCA"), the right to receive 25,000 shares of Beachside, or any entity that Beachside Commons acquires or merges, common stock at such time as Beachside Commons, or its successor entity, becomes a Publicly Traded Company.

         As such time as Beachside becomes a public company, the common stock issued to GCA shall contain the following legend:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT FOR DISTRIBUTION OR RESALE. THEY MAY NOT BE MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL FOR THE CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT."

         These shares of Common Stock shall have the following "piggy back" registration rights:

         "GCA, and its assigns, shall have the right to include all of the shares of Common Stock (the "Registrable Securities") as part of any registration of securities filed by Beachside, or its successor entity (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Act or pursuant to Form S-8) and GCA must be notified in writing of such a filing. GCA and its assigns, shall have five (5) business days to notify Beachside in writing as to whether Beachside is to include GCA and its assigns, or not include GCA and its assigns, as part of the registration; provided, however, that if any such registration shall be underwritten, in whole or in part, Beachside may require that the Registrable Securities requested for inclusion be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If in the good faith judgment of the underwriter evidenced in writing of such offering only a limited number of Registrable Securities should be included in such offering, or no such shares should be included, GCA and its assigns, and all other selling stockholders, shall be limited to registering such proportion of their respective shares as shall equal the proportion that the number of shares of selling stockholders permitted to be registered by the underwriter in such offering bears to the total number of all shares then held by all selling stockholders desiring to participate in such offering."

         Beachside will indemnify and hold harmless GCA and its assigns, and the respective officers, directors, employees and controlling persons of each against all liabilities and expenses reasonably incurred in connection with and any amount paid in settlement of any proceeding or any claim asserted to which any of them may become subject under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other state or federal law insofar as such liabilities and expenses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, registration statement or prospectus or any amendment or supplement to the registration statement or the prospectus or the omission or alleged omission to


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state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading, all as of the date when such registration statement or such amendment or supplement, as the case may be, becomes effective, or filed or any untrue statement or alleged untrue statement of a material fact contained in the prospectus (as amended or as supplemented if Beachside shall have filed with the SEC any amendments thereof or supplements thereto), or omission or alleged omission to state therein a materials fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, provided, however, that the indemnity agreement contained herein shall not apply to any amounts paid in settlement of any litigation if such settlement is effected without the consent of Beachside, nor shall it apply to GCA or any person controlling GCA in respect of any losses, claims, damages, liabilities or actions arising out of, or based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such omission was made in reliance upon information within the knowledge of GCA and furnished in writing to Beachside by GCA specifically for use in connection with preparation of the registration statement or the prospectus or any such amendment thereof or supplement thereto.

                                            Very truly yours,



                                            Richard Smyth
                                            Director